EX-99.906CERT

Section 906 Certifications

                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Multi-State Municipal Trust, consisting of:
Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania Municipal Fund, and Oppenheimer Rochester National Municipals (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended January 31, 2006 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer                       Principal Financial Officer

Oppenheimer Multi-State Municipal Trust,          Oppenheimer Multi-State Municipal Trust,
consisting of: Oppenheimer New Jersey             consisting of: Oppenheimer New Jersey
Municipal Fund, Oppenheimer Pennsylvania          Municipal Fund, Oppenheimer Pennsylvania
Municipal Fund, and Oppenheimer Rochester         Municipal Fund, and Oppenheimer
National Municipals                               Rochester National Municipals

/s/ John V. Murphy                                /s/ Brian W. Wixted
---------------------------                       --------------------------
John V. Murphy                                    Brian W. Wixted

Date: March 15, 2006                              Date: March 15, 2006